Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Third Fiscal Quarter of 2015

Third fiscal quarter of 2015 highlights include:

•	Achieved revenue of $49.6 million, an increase of 14% year over year from $43.6 million in the third fiscal quarter of 2014

•	Improved GAAP net loss from continuing operations to $4.1 million from a loss of $8.4 million in the same period a year ago

•	Delivered positive Adjusted EBITDA from continuing operations of $2.0 million

•	Increased total active clients to 1,315, up 30% year over year

•	Served over 85 billion network impressions to over 700 million average monthly unique visitors during the quarter

AUSTIN, Texas, March 3, 2015 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV), the network connecting brands and retailers to the authentic voices of consumers wherever they shop, reported its financial results for the third fiscal quarter of 2015 ended January 31, 2015.

“Our third quarter financial results reflect continued progress for Bazaarvoice. We delivered revenue growth of 14% year over year and generated positive Adjusted EBITDA for the first time as a public company,” said Gene Austin, chief executive officer and president. “We have embarked on a number of new initiatives around product innovation and stronger client retention to fuel long term revenue growth while at the same time drive the business towards profitability.”

Third Fiscal Quarter of 2015 Financial Details

The divestiture of PowerReviews was completed on July 2, 2014. The terms of the transaction were approved by the Department of Justice on June 26, 2014. As a result, PowerReviews revenues, related expenses and loss on disposal, net of tax, are components of “income (loss) from discontinued operations, net of tax” in the Condensed Consolidated Statements of Operations as of our fourth fiscal quarter of 2014 and all comparative fiscal quarters presented. The Statement of Cash Flows is reported on a combined basis without separately presenting cash flows from discontinued operations for all periods presented.

Summary data below describes results from continuing operations and excludes results from discontinued operations.

Revenue from continuing operations: Bazaarvoice reported revenue of $49.6 million for the third fiscal quarter of 2015, up 14% from the third fiscal quarter of 2014, and consisted of SaaS revenue of $46.4 million and net media revenue of $3.1 million.

Adjusted EBITDA from continuing operations: Adjusted EBITDA for the third fiscal quarter of 2015 was $2.0 million, a significant improvement compared to a loss of $3.5 million for the third fiscal quarter of 2014.

GAAP net loss and net loss per share from continuing operations: GAAP net loss was $4.1 million, compared to a GAAP net loss of $8.4 million for the third fiscal quarter of 2014. GAAP net loss per share was $0.05 based upon weighted average shares outstanding of 78.9 million, compared to $0.11 for the third fiscal quarter of 2014 based upon weighted average shares outstanding of 76.1 million.

Non-GAAP net loss and net loss per share from continuing operations: Non-GAAP net loss was $0.1 million, compared to a non-GAAP net loss of $4.9 million for the third fiscal quarter of 2014. Non-GAAP earnings per share was $0.00 based upon weighted average shares outstanding of 78.9 million, compared to Non-GAAP net loss per share of $0.06 for the third fiscal quarter of 2014 based upon weighted average shares outstanding of 76.1 million.

Clients: The number of active clients at the end of the third fiscal quarter of 2015 was 1,315 and the number of network clients at the end of the third fiscal quarter of 2015 was over 2,900. Annualized SaaS revenue per average active client for the third fiscal quarter of 2015 was approximately $144,000.

Number of Active Clients: Beginning as of our fourth fiscal quarter of 2014, we define an active client as an organization from which we are currently recognizing recurring revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our active client base is a leading indicator of our ability to grow revenue.

Due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result, each category could include a common client for which we recognized recurring revenue who has organizations that have separate contractual agreements.

All periods prior to the fourth fiscal quarter of 2014 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

Number of Network Clients

We define a network client as an organization that does not have recurring revenue. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our active client base is an indicator of the reach of our network.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the third fiscal quarter of 2015. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally with conference ID 13600491. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through March 17, 2015 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13600491.

About Bazaarvoice

Bazaarvoice is a network that connects brands and retailers to the authentic voices of people where they shop. Each month, more than 700 million people view and share authentic opinions, questions, and experiences about tens of millions of products in the Bazaarvoice network. The company’s technology platform amplifies these voices into the places that influence purchase decisions. Network analytics help marketers and advertisers provide more engaging experiences that drive brand awareness, consideration, sales, and loyalty. Headquartered in Austin, Texas, Bazaarvoice has offices across North America, Europe, and Asia-Pacific. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Non-GAAP Financial Measures

Adjusted EBITDA from continuing operations discussed in this press release is defined as our GAAP net loss from continuing operations adjusted for stock-based expense, contingent consideration related to acquisition, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense (benefit) and other (income) expense, net.

Adjusted EBITDA from discontinued operations presented in the accompanying financial tables is defined as our GAAP net loss from discontinued operations adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), impairment of acquired intangibles, integration and other costs related to the acquisition and the divestiture of PowerReviews, estimated loss on disposal of discontinued operations, other non-business costs and benefits, income tax expense and other (income) expense, net.

Non-GAAP net loss from continuing operations, which is used to calculate non-GAAP net loss per share from continuing operations, is defined as our GAAP net loss from continuing operations, adjusted to exclude stock-based expense, contingent consideration related to acquisition, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Non-GAAP net loss from discontinued operations, which is used to calculate non-GAAP net loss per share from discontinued operations, is defined as our GAAP net loss from discontinued operations adjusted to exclude stock-based expense, amortization of acquired intangible assets, impairment of acquired intangibles, integration and other costs related to the acquisition and divestiture of PowerReviews, estimated loss on disposal of discontinued operations and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Further, management has presented these non-GAAP financial measures separately for continuing operations from discontinued operations as it may prove useful to securities analysts and investors in evaluating the impact of the divestiture of PowerReviews on the company’s continuing operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about efforts to move towards profitability, the company’s strategy and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven markets; the rate of adoption and usage of our products and services by new customers, our ability to retain our existing customers and satisfy their obligations and needs, our ability to maintain pricing for our products and services, competitive risks and challenges, our ability to effectively manage growth and control expenses as we seek to achieve profitability, our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2014 as filed with the Securities and Exchange Commission on June 26, 2014 and our

Form 10-Q for the fiscal quarter ended October 31, 2014 as filed with the Securities and Exchange Commission on December 5, 2014. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:

Linda Wells

Bazaarvoice, Inc.

415-872-3612

linda.wells@bazaarvoice.com

Media Contact:

Matt Krebsbach

Bazaarvoice, Inc.

512-551-6612

matt.krebsbach@bazaarvoice.com

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31,	April 30,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$45,787	$31,934
Restricted cash	—	604
Short-term investments	59,008	40,700
Accounts receivable, net	55,730	39,099
Prepaid expenses and other current assets	14,448	8,212
Assets held for sale	—	33,745

Total current assets	174,973	154,294
Property, equipment and capitalized internal-use software development costs, net	18,246	17,005
Goodwill	139,155	139,155
Acquired intangible assets, net	11,970	13,388
Other non-current assets	3,884	3,428

Total assets	$348,228	$327,270

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,393	$3,346
Accrued expenses and other current liabilities	26,229	27,071
Revolving line of credit	—	27,000
Deferred revenue	60,814	54,951
Liabilities held for sale	—	3,621

Total current liabilities	91,436	115,989
Long-term liabilities:
Revolving line of credit	57,000	—
Deferred revenue less current portion	2,669	1,722
Deferred tax liability, long-term	1,662	1,730
Other liabilities, long-term	360	1,367

Total liabilities	153,127	120,808
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	413,443	398,201
Accumulated other comprehensive income (loss)	(679)	328
Accumulated deficit	(217,671)	(192,075)

Total stockholders’ equity	195,101	206,462

Total liabilities and stockholders’ equity	$348,228	$327,270

Bazaarvoice, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2015	2014	2015	2014
Revenue	$49,562	$43,600	$142,864	$125,067
Cost of revenue	17,988	13,758	51,758	38,383

Gross profit	31,574	29,842	91,106	86,684

Operating expenses:
Sales and marketing	18,020	20,765	57,946	62,598
Research and development	8,779	9,036	27,815	27,753
General and administrative	6,932	7,674	22,925	19,849
Acquisition-related and other expense	413	31	3,231	15,818
Amortization of acquired intangible assets	309	282	928	847

Total operating expenses	34,453	37,788	112,845	126,865

Operating loss	(2,879)	(7,946)	(21,739)	(40,181)

Other income (expense), net:
Interest income	27	24	43	136
Interest expense	(536)	—	(1,018)	(32)
Other expense	(411)	(292)	(1,031)	(618)

Total other expense net	(920)	(268)	(2,006)	(514)

Loss from continuing operations before income taxes	(3,799)	(8,214)	(23,745)	(40,695)
Income tax expense (benefit)	324	179	594	(82)

Net loss from continuing operations attributable to common stockholders	(4,123)	(8,393)	(24,339)	(40,613)
Income (loss) from discontinued operations, net of tax	—	430	(1,257)	1,128

Net loss applicable to common stockholders	$(4,123)	$(7,963)	$(25,596)	$(39,485)

Basic and diluted loss per share:
Continuing operations	$(0.05)	$(0.11)	$(0.31)	$(0.54)
Discontinued operations	—	0.01	$(0.02)	0.02

Basic and diluted loss per share:	$(0.05)	$(0.10)	$(0.33)	$(0.52)

Basic and diluted weighted average number of shares outstanding	78,898	76,071	78,315	75,047

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2015	2014	2015	2014
Operating activities:
Net loss	$(4,123)	$(7,963)	$(25,596)	$(39,485)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,119	3,848	9,169	11,167
Loss on disposal of discontinued operations, net of tax	—	—	1,537	—
Stock-based expense	3,100	3,340	9,689	10,996
Revaluation of contingent consideration	—	—	—	(3,270)
Bad debt expense	903	802	2,126	1,433
Excess tax benefit related to stock-based expense	(1)	(3)	(2)	(96)
Amortization of deferred financing costs	39	—	39	—
Other non-cash expense (benefit) (1)	(84)	15	145	194
Changes in operating assets and liabilities:	—	—
Accounts receivable	(16,601)	(14,013)	(18,757)	(15,802)
Prepaid expenses and other current assets	(1,092)	(403)	(1,600)	(375)
Other non-current assets	93	(660)	(112)	(1,473)
Accounts payable	389	489	844	475
Accrued expenses and other current liabilities	(1,036)	(6,775)	(2,391)	(2,214)
Deferred revenue	8,604	2,740	6,810	(1,185)
Other liabilities, long-term	(197)	(390)	(933)	(927)

Net cash used in operating activities	(6,887)	(18,973)	(19,032)	(40,562)
Investing activities:
Acquisitions, net of cash acquired, and purchase of intangible asset	—	(465)	—	(670)
Proceeds from sale of discontinued operations	—	—	25,500	—
Purchases of property, equipment and capitalized internal-use software development costs	(3,012)	(2,255)	(9,250)	(8,506)
Decrease in restricted cash	1,000	—	500	—
Purchases of short-term investments	(38,089)	(400)	(79,136)	(34,517)
Proceeds from maturities of short-term investments	27,752	5,511	55,767	45,410
Proceeds from sales of short-term investments (1)	—	14,027	5,012	31,098

Net cash provided by (used in) investing activities	(12,349)	16,418	(1,607)	32,815
Financing activities:
Proceeds from employee stock compensation plans	3,416	3,649	6,215	11,039
Proceeds from revolving line of credit	57,000	—	57,000	—
Payments on revolving line of credit	(27,000)	—	(27,000)	—
Deferred financing costs	(706)	—	(706)	—
Excess tax benefit related to stock-based expense	1	3	2	96

Net cash provided by financing activities	32,711	3,652	35,511	11,135
Effect of exchange rate fluctuations on cash and cash equivalents	(543)	118	(1,019)	259

Net change in cash and cash equivalents	12,932	1,215	13,853	3,647
Cash and cash equivalents at beginning of period	32,855	27,477	31,934	25,045

Cash and cash equivalents at end of period	$45,787	$28,692	$45,787	$28,692

Supplemental disclosure of other cash flow information:
Cash paid for income taxes, net of refunds	$115	$430	$832	$730
Cash paid for interest	438	—	889	—

(1)	Prior period has been reclassified to conform with basis of presentation adopted in current period.

These Condensed Consolidated Statements of Cash Flows include combined cash flows from continuing operations along with discontinued operations.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months		Nine Months
	Ended January 31,		Ended January 31,
	2015	2014	2015	2014
Non-GAAP net loss and net loss per share from continuing operations:
GAAP net loss from continuing operations	$(4,123)	$(8,393)	$(24,339)	$(40,613)
Stock-based expense (1)	3,100	3,218	9,565	10,492
Contingent consideration related to acquisition (2)	—	—	—	(3,860)
Amortization of acquired intangible assets	473	282	1,418	847
Acquisition-related and other expense	413	31	3,231	15,818
Other stock-related benefit (4)	—	—	(430)	—
Income tax adjustment for non-GAAP items	(3)	(1)	(2)	(48)

Non-GAAP net loss from continuing operations	$(140)	$(4,863)	$(10,557)	$(17,364)

GAAP basic and diluted shares	78,898	76,071	78,315	75,047

Non-GAAP basic and diluted net loss per share from continuing operations	$—	$(0.06)	$(0.13)	$(0.23)

Adjusted EBITDA from continuing operations:
GAAP net loss from continuing operations	$(4,123)	$(8,393)	$(24,339)	$(40,613)
Stock-based expense (1)	3,100	3,218	9,565	10,492
Contingent consideration related to acquisition (2)	—	—	—	(3,860)
Adjusted depreciation and amortization (3)	1,328	1,156	4,260	3,411
Acquisition-related and other expense	413	31	3,231	15,818
Other stock-related benefit (4)	—	—	(430)	—
Income tax expense (benefit)	324	179	594	(82)
Total other expense, net	920	268	2,006	514

Adjusted EBITDA from continuing operations:	$1,962	$(3,541)	$(5,113)	$(14,320)

(1) Stock-based expense includes the following:
Cost of revenue	$451	$285	$1,223	$839
Sales and marketing	867	873	2,973	3,424
Research and development	685	603	1,854	2,070
General and administrative	1,097	1,457	3,515	4,159

Stock-based expense	$3,100	$3,218	$9,565	$10,492

(2) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$—	$—	$—	$(3,270)
(b) Contingent consideration included in compensation expense	—	—	—
General and administrative	—	—	—	(295)
Sales and marketing	—	—	—	(295)

Contingent consideration related to acquisition	$—	$—	$—	$(3,860)

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment prior to the required service period. The contingent consideration was payable on Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. The Company excludes these items from its non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations (continued)

(in thousands, except net loss per share data)

(unaudited)

(3) Adjusted depreciation and amortization includes the following:
	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Cost of revenue	$400	$229	$1,308	$693
Sales and marketing	221	298	782	837
Research and development	164	209	605	624
General and administrative	234	138	637	410
Amortization of acquired intangible assets	309	282	928	847

Adjusted depreciation and amortization	$1,328	$1,156	$4,260	$3,411

(4) Other stock-related expense includes the following:
General and administrative	$—	$—	$(430)	$—

Other stock-related expense	$—	$—	$(430)	$—

Other stock-related expense represents an estimated liability for taxes and related items in connection with the treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded this estimated liability. During the nine months ended January 31, 2015, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Discontinued Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2015	2014	2015	2014
Non-GAAP net income and net earnings per share from discontinued operations:
GAAP net income (loss) from discontinued operations	$—	$430	$(1,257)	$1,128
Stock-based expense (1)	—	122	124	504
Amortization of acquired intangible assets	—	1,473	—	4,416
Acquisition-related, divestiture-related and other expenses	—	—	682	—
Loss on disposal of discontinued operations, net of tax (3)	—	—	1,537	—

Non-GAAP net income from discontinued operations	$—	$2,025	$1,086	$6,048

GAAP basic weighted average shares outstanding:	78,898	76,071	78,315	75,047
GAAP diluted weighted average shares outstanding:	80,248	78,051	79,536	77,838

Non-GAAP basic earnings per share from discontinued operations	$—	$0.03	$0.01	$0.09

Non-GAAP diluted earnings per share from discontinued operations	$—	$0.02	$0.01	$0.08

Adjusted EBITDA from discontinued operations:
GAAP net income (loss) from discontinued operations	$—	$430	$(1,257)	$1,128
Stock-based expense (1)	—	122	124	504
Adjusted depreciation and amortization (2)	—	1,492	—	4,501
Acquisition-related, divestiture-related and other expenses	—	—	682	—
Income tax expense	—	261	23	682
Total other income	—	—	—	(4)
Estimated loss on disposal of discontinued operations, net of tax (3)	—	—	1,537	—

Adjusted EBITDA from discontinued operations:	$—	$2,305	$1,109	$6,811

(1) Stock-based expense includes the following:
Cost of revenue	$—	$106	$115	$440
Sales and marketing	—	1	—	7
Research and development	—	13	4	49
General and administrative	—	2	5	8

Stock-based expense	$—	$122	$124	$504

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	$—	$450	$—	$1,350
General and administrative	—	20	—	85
Amortization of acquired intangible assets	—	1,022	—	3,066

Adjusted depreciation and amortization	$—	$1,492	$—	$4,501

(3)	On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million was placed into escrow as partial security for the Company’s indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014 resulting in the incremental loss of $1.5 million being recognized during the nine months ended January 31, 2015.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2013	2013	2013	2014	2014	2014	2014	2015
Continuing Operations:
Revenue (1)	$38,924	$40,319	$41,148	$43,600	$43,078	$45,977	$47,325	$49,562
Cost of revenue	12,319	12,117	12,508	13,758	14,522	16,356	17,414	17,988

Gross profit	26,605	28,202	28,640	29,842	28,556	29,621	29,911	31,574
Operating expenses:
Sales and marketing (3)	22,095	20,996	20,837	20,765	23,884	20,995	18,931	18,020
Research and development	8,691	8,924	9,793	9,036	9,832	9,730	9,306	8,779
General and administrative (3)	9,672	8,536	3,639	7,674	6,521	7,893	8,100	6,932
Acquisition-related and other expense	7,819	7,504	8,283	31	366	492	2,326	413
Amortization of acquired intangible assets	282	282	283	282	288	309	310	309

Total operating expenses	48,559	46,242	42,835	37,788	40,891	39,419	38,973	34,453

Operating loss	(21,954)	(18,040)	(14,195)	(7,946)	(12,335)	(9,798)	(9,062)	(2,879)
Total other income (expense), net	(483)	3	(249)	(268)	(316)	(498)	(588)	(920)

Loss before income taxes	(22,437)	(18,037)	(14,444)	(8,214)	(12,651)	(10,296)	(9,650)	(3,799)
Income tax expense (benefit)	583	(391)	130	179	(418)	12	258	324

Net loss from continuing operations	(23,020)	(17,646)	(14,574)	(8,393)	(12,233)	(10,308)	(9,908)	(4,123)

Stock-based expense (2)	3,114	3,807	3,467	3,218	3,333	3,122	3,343	3,100
Contingent consideration related to acquisition (3)	(410)	370	(4,230)	—	—	—	—	—
Adjusted depreciation and amortization (4)	948	1,053	1,202	1,156	1,081	1,334	1,598	1,328
Acquisition-related and other expense	7,819	7,504	8,283	31	366	492	2,326	413
Other stock-related expense (benefit) (5)	1,428	—	—	—	—	(430)	—	—
Income tax expense (benefit)	583	(391)	130	179	(418)	12	258	324
Total other (income) expense, net	483	(3)	249	268	316	498	588	920

Adjusted EBITDA from continuing operations	$(9,055)	$(5,306)	$(5,473)	$(3,541)	$(7,555)	$(5,280)	$(1,795)	$1,962

Income (loss) from discontinued operations	$(124)	$278	$420	$430	$(11,448)	$(1,257)	$—	$—
Stock-based expense (2)	267	201	181	122	139	124	—	—
Adjusted depreciation and amortization (4)	1,589	1,506	1,503	1,492	1,482	—	—	—
Impairment of acquired intangible assets (7)	—	—	—	—	2,500	—	—	—
Acquisition-related, divestiture-related and other expenses	(378)	—	—	—	819	682	—	—
Other stock-related expense (5)	772	—	—	—	—	—	—	—
Income tax expense (benefit)	1	168	253	261	(660)	23	—	—
Total other income, net	(10)	(4)	—	—	—	—	—	—
Estimated loss on disposal of discontinued operations, net of tax (8)	—	—	—	—	9,192	1,537	—	—

Adjusted EBITDA from discontinued operations	$2,117	$2,149	$2,357	$2,305	$2,024	$1,109	$—	$—

Number of active clients from continuing operations (at period end) (6)	885	922	980	1,011	1,133	1,197	1,258	1,315
Number of active clients from discontinued operations (at period end) (6)	404	398	389	368	341	—	—	—

Full-time employees including employees attributable to discontinued operations (at period end)	783	776	798	794	799	787	814	825
Full-time employees attributable to discontinued operations (at period end)	29	28	27	25	24	—	—	—

(1) Revenue from continuing operations includes the following:
SaaS	$38,057	$38,863	$39,896	$40,645	$41,924	$44,324	$45,199	$46,429
Media	867	1,456	1,252	2,955	1,154	1,653	2,126	3,133

Revenue	$38,924	$40,319	$41,148	$43,600	$43,078	$45,977	$47,325	$49,562

Revenue from discontinued operations includes the following:
SaaS	$4,316	$4,179	$4,335	$4,338	$3,947	$2,517	$—	$—
Media	90	73	55	59	25	18	—	—

Revenue	$4,406	$4,252	$4,390	$4,397	$3,972	$2,535	$—	$—

Total revenue:
SaaS	$42,373	$43,042	$44,231	$44,983	$45,871	$46,841	$45,199	$46,429
Media	957	1,529	1,307	3,014	1,179	1,671	2,126	3,133

Revenue	$43,330	$44,571	$45,538	$47,997	$47,050	$48,512	$47,325	$49,562

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations (continued)

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2013	2013	2013	2014	2014	2014	2014	2015

(2) Stock-based expense from continuing operations includes the following:
Cost of revenue	$149	$318	$236	$285	$316	$314	$458	$451
Sales and marketing	841	1,227	1,324	873	1,072	944	1,162	867
Research and development	733	805	662	603	747	647	522	685
General and administrative	1,391	1,457	1,245	1,457	1,198	1,217	1,201	1,097

Stock-based expense from continuing operations	$3,114	$3,807	$3,467	$3,218	$3,333	$3,122	$3,343	$3,100

Stock-based expense from discontinued operations includes the following:
Cost of revenue	$236	$174	$160	$106	$127	$115	$—	$—
Sales and marketing	5	4	2	1	—	—	—	—
Research and development	24	19	17	13	6	4	—	—
General and administrative	2	4	2	2	6	5	—	—

Stock-based expense from discontinued operations	$267	$201	$181	$122	$139	$124	$—	$—

(3) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$(1,000)	$—	$(3,270)	$—	$—	$—	$—	$—
(b) Contingent consideration included in compensation expense
General and administrative	295	185	(480)	—	—	—	—	—
Sales and marketing	295	185	(480)	—	—	—	—	—

Contingent consideration related to acquisition	$(410)	$370	$(4,230)	$—	$—	$—	$—	$—

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment prior to the required service period. The contingent consideration was payable on Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. The Company excludes these items from its non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2013	2013	2013	2014	2014	2014	2014	2015
(4) Adjusted depreciation and amortization from continuing operations includes the following:
Cost of revenue	$231	$226	$238	$229	$244	$427	$481	$400
Sales and marketing	120	221	318	298	275	258	303	221
Research and development	173	189	226	209	189	199	242	164
General and administrative	142	135	137	138	85	141	262	234
Amortization of acquired intangible assets	282	282	283	282	288	309	310	309

Adjusted depreciation and amortization from continuing operations	$948	$1,053	$1,202	$1,156	$1,081	$1,334	$1,598	$1,328

Adjusted depreciation and amortization from discontinued operations includes the following:
Cost of revenue	$450	$450	$450	$450	$450	$—	$—	$—
General and administrative	40	34	31	20	10	—	—	—
Amortization of acquired intangible assets	1,099	1,022	1,022	1,022	1,022	—	—	—

Adjusted depreciation and amortization from discontinued operations	$1,589	$1,506	$1,503	$1,492	$1,482	$—	$—	$—

(5) Other stock-related expense (benefit) from continuing operations includes the following:
General and administrative	$1,428	$—	$—	$—	$—	$(430)	$—	$—

Other stock-related expense (benefit)	$1,428	$—	$—	$—	$—	$(430)	$—	$—

Other stock-related expense from discontinued operations includes the following:
General and administrative	$772	$—	$—	$—	$—	$—	$—	$—

Other stock-related expense	$772	$—	$—	$—	$—	$—	$—	$—

Other stock-related expense (benefit) represents an estimated liability for taxes and related items in connection with the treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded this estimated liability. During the three months ended July 31, 2014, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations (continued)

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

(6)	Beginning as of the fourth fiscal quarter of 2014, the Company defines an active client as an organization from which the Company is currently recognizing recurring revenue, and the Company counts organizations that are closely related as one client, even if they have signed separate contractual agreements. The Company believes that the ability to increase its active client base is a leading indicator of the Company’s ability to grow revenue.

Due to the presentation of the PowerReviews business as discontinued operations, the Company has separated the active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result, each category could include a common client for which the Company has recognized recurring revenue who has organizations that have separate contractual agreements.

All periods prior to the fourth fiscal quarter of 2014 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

(7)	During the fourth fiscal quarter of 2014, the Company reported the results of operations and financial position of PowerReviews as “discontinued operations.” On the Condensed Consolidated Balance Sheet as of April 30, 2014, the assets and liabilities of PowerReviews were presented as “Assets held for sale” and “Liabilities held for sale.” The Company compared the carrying value of the asset group included in “assets held for sale” to the undiscounted cash flows to be generated by the asset group. The carrying value of the asset group exceeded the undiscounted cash flows and, as a result, the Company recorded an impairment charge of $2.5 million for the three months ended April 30, 2014.

(8)	On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million was placed into escrow as partial security for the Company’s indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014 resulting in the incremental loss of $1.5 million being recognized in the three months ended July 31, 2014.